Exhibit 99.3

Risk Factors1

Risks Related to Cryptocurrencies

The further development and acceptance of the BNB chain (the “BNB Chain”) and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the BNB Chain and other cryptocurrency networks may adversely affect an investment in the Company.

Cryptocurrencies such as BNB may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks and chains are a new and rapidly evolving industry of which the BNB Chain is a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the BNB Chain in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the BNB Chain, include:

•	continued worldwide growth in the adoption and use of BNB and other cryptocurrencies, including those competitive with BNB;
•	government and quasi-government regulation of BNB and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the BNB Chain or similar cryptocurrency systems;
•	the maintenance and development of the open-source software protocol of the BNB Chain;
•	changes in consumer demographics and public tastes and preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
•	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of the BNB Chain and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that the BNB Chain, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of BNB.

1 Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreements entered into on September 29, 2025 between Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), and certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”), at an offering price of $3.32 per share, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), Prefunded Warrants and Series E Warrants, as set forth under the respective Securities Purchase Agreements.

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets, including spot markets for BNB, are growing. The digital asset trading platforms through which BNB and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of BNB for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring BNB from their account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, may not comply with anti-money laundering and know your customer requirements, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues and the digital assets that trade on these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of our Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of BNB and other cryptocurrencies and may adversely affect our business, financial condition and results of operations and the price of our Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.

The availability of spot exchange-traded products (“ETPs”) and futures exchange-traded funds (“ETFs”) for BNB and other digital assets may adversely affect the market price of our Common Stock.

Although BNB and other digital assets have experienced a surge of investor attention since BNB was invented in 2017, until recently investors in the United States had limited means to gain direct exposure to BNB through traditional investment channels, and instead generally were only able to hold BNB through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold BNB directly, as well as the potential reluctance of financial planners and advisers to recommend direct BNB holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to BNB through investment vehicles that hold BNB and issue shares representing fractional undivided interests in their underlying BNB holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to BNB.

Although we are an operating company, and we believe we offer a different value proposition than a BNB investment vehicle such as a spot BNB ETP or a BNB futures ETF, investors may nevertheless view our Common Stock as an alternative to an investment in an spot BNB ETP or BNB futures ETF, and choose to purchase shares of a spot BNB ETP or BNB futures ETF instead of our Common Stock. They may do so for a variety of reasons, including if they believe that ETPs or ETFs offer a “pure play” exposure to BNB that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot BNB ETPs or BNB futures ETFs, we (i) do not seek for our shares of Common Stock to track the value of the underlying BNB we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs and ETFs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our BNB holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs or ETFs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Common Stock. Based on how we are viewed in the market relative to ETPs and ETFs, and other vehicles which offer economic exposure to BNB, futures BNB ETFs, and similar vehicles offered on international exchanges, any premium or discount in our Common Stock relative to the value of our BNB holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs or futures ETFs for BNB and other digital assets could have a material adverse effect on our business, financial condition and results of operations and the market price of our Common Stock.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and the price of our Common Stock.

Cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies may also be susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of such cryptocurrency, which could affect such cryptocurrency’s value and consequently the price of our Common Stock, as well as adversely affecting our business, financial condition and results of operations.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the price of our Common Stock, as well as adversely affecting our business, financial condition and results of operations.

The trading prices of many digital assets, including BNB, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of BNB, could have a material adverse effect on our business, financial condition and results of operations, the price of our Common Stock and our Common Stock could lose all or substantially all of its value.

The trading prices of many digital assets, including BNB, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including BNB, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for BNB. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout BNB’s history. BNB prices have continued to exhibit extreme volatility.

Extreme volatility may persist and the price of our Common Stock may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the Department of Justice brought criminal fraud and other charges, and the SEC and the Commodity Futures Trading Commission (“CFTC”) brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. The 2022 Events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events or future similar events, digital asset prices, including BNB, may experience significant volatility or price declines and confidence in the digital asset markets may be undermined.

Extreme volatility in the future, including further declines in the trading price of BNB, could have a material adverse effect on our business, financial condition and results of operations and the price of our Common Stock and our Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of BNB and other cryptocurrencies, including a depreciation in value.

We may be subject to regulatory developments related to cryptocurrencies and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations and the price of our Common Stock.

As cryptocurrencies are relatively novel and the application of state and federal securities laws, federal commodity laws, and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or companies such as us to own or transfer cryptocurrencies.

For example, within the past several years:

•	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;
•	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like BNB;
•	in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency (although such complaints were recently dismissed);

•	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency (although such complaints were recently dismissed);
•	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 , which regulates market activities in “cryptoassets;”
•	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the Department of Justice, CFTC, the Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States;
•	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country; and
•	in July 2025, the U.S. House of Representatives passed the Digital Asset Market Clarity Act of 2025, which awaits consideration by the Senate, and which delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities,” and introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, or if the Company invests in commodity interests subject to regulation under the federal commodity laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect our business, financial condition and results of operations and the market price of our Common Stock. Moreover, the risks of us engaging in a BNB treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, including the CFTC, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and BNB specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of BNB, as well as our ability to hold or transact in BNB, and in turn adversely affect our business, financial condition and results of operations and the market price of our Common Stock.

Moreover, the risks of engaging in a BNB strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of BNB in particular, may also impact the price of BNB and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of BNB may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to BNB, institutional demand for BNB as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for BNB as a store of value or means of payment, and the availability and popularity of alternatives to BNB. Even if growth in BNB adoption occurs in the near or medium-term, there is no assurance that BNB usage will continue to grow over the long-term.

We may face significant risks relating to disruptions, forks, 51% attacks, hacks, network disruptions, or other adverse events or other compromises to the cryptocurrency blockchains, which could materially and adversely impact our business, financial condition and results of operations and the price of our Common Stock.

Blockchain networks are maintained by decentralized networks of participants, and as such are susceptible and vulnerable to a variety of risks, including disruptions, security breaches, and fundamental technical issues. Both networks are vulnerable to attacks by malicious actors who gain control of a significant portion of the network’s mining hash rate, a scenario commonly referred to as a 51% attack. In such an event, the attacker could double-spend transactions, reverse previously confirmed transactions, or otherwise disrupt the normal operations of the network. Successful 51% attacks have historically undermined trust in affected blockchain networks and could materially decrease the value of cryptocurrency assets.

Additionally, forks, or splits in the underlying protocol, may occur when participants fail to reach consensus on proposed upgrades or changes. Forks can lead to the creation of duplicate networks, confusion among market participants, dilution of the original network’s value, and disruption of the network’s operations. Hard forks, in particular, can materially and adversely impact the perceived stability and value of digital assets, leading to reduced demand and price declines.

Further, hacks and other security breaches targeting the core infrastructure of blockchain networks or major participants, such as exchanges and custodians, could severely impact the reputation and market confidence in these networks. Exploits of protocol-level vulnerabilities could also compromise the integrity of the cryptocurrency blockchains, resulting in a substantial loss of value.

The success and growth of cryptocurrency assets depend significantly on their continued security, stability, and scalability. Any technical failures, consensus breakdowns, governance disputes, or regulatory interventions that diminish confidence in the networks or impair their functionality could lead to a material decline in their market prices, which could materially and adversely impact our business, financial condition and results of operations. A sustained or significant decrease in the price or liquidity of cryptocurrencies, whether due to 51% attacks, forks, hacks, network disruptions, or other adverse events, could negatively impact our business, financial condition, and results of operations. Furthermore, even the perception that any of these events could occur may lead to significant market volatility and price declines, adversely affecting our business, financial condition and results of operations and the price of our Common Stock.

Political or economic crises may motivate large-scale sales of digital assets, which would result in a reduction in values and materially and adversely affect us.

Cryptocurrencies, as an alternative to fiat currencies that are backed by central governments, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. For example, political or economic crises could motivate large-scale acquisitions or sales of digital assets either globally, regionally or locally. Large-scale sales of certain digital assets would result in a reduction in their value and could materially and adversely affect our investment and trading strategies, the value of our assets, our business, financial condition and results of operations, and the price of our Common Stock.

The value of cryptocurrencies and other digital assets may be subject to momentum pricing risk.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. Cryptocurrency and other digital asset market prices are determined primarily using data from various digital asset trading platforms, over-the-counter markets, and derivative platforms. Momentum pricing may have resulted, and may continue to result, in speculation regarding future appreciation in the value of cryptocurrencies and other digital assets, inflating and making their market prices more volatile, and such effects may be material and adverse. As a result, cryptocurrencies, including BNB, and other digital assets may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in their market prices, which could adversely materially affect the value of our expected cryptocurrency holdings and other digital asset inventory and thereby have a material adverse affect our business, financial condition and results of operations and the market price of our Common Stock.

The emergence of DeFi subjects us to evolving risks and uncertainties relating to our investments and our services.

DeFi refers to a variety of blockchain-based applications or protocols that provide for peer-to-peer financial services using smart contracts and other technology rather than such services being offered by central intermediaries. There are various DeFi applications and protocols, each with its own unique risks and uncertainties. Common DeFi applications include borrowing/lending digital assets and providing liquidity or market making in digital assets and derivatives referencing digital assets. DeFi applications and ecosystems are demonstrating how public blockchains and smart contracts can revolutionize financial services, but the nascent technology comes with several risks that could materially and adversely affect our investments and trading strategies. It is difficult to quantify the amount of leverage that exists within the DeFi ecosystem and price volatility can result in deleveraging that moves asset prices dramatically. In addition, smart contracts may contain bugs which put funds at risk of theft or loss. Furthermore, in certain decentralized protocols, it may be difficult or impossible to verify the identity of a transaction counterparty necessary to comply with any applicable anti-money laundering, countering the financing of terrorism, or sanctions regulations or controls.

The complexity and interconnectedness of digital asset networks, applications, and economic systems enables new forms of malicious attacks that leverage a feature or vulnerability of one system to attack another. Such an attack may take the form of a temporary manipulation of the price of certain digital assets that trigger second order behaviors, such as automatic collateral liquidations on decentralized applications or digital asset trading platforms. Such an attack could adversely affect investments. A malicious actor can exploit the structure of one or a series of smart contracts or applications in ways that do not technically constitute exploitation of a “bug” or flaw in the smart contract or application. For example, such an exploit has occurred repeatedly in the Ethereum DeFi ecosystem, whereby a decentralized trading platform or lending application is designed to reference an external pricing source of a particular digital asset to determine when to liquidate collateral. By manipulating the price of the particular digital asset on a third-party platform (such as a digital asset trading platform), the pricing source used by the decentralized trading platform or application is consequently manipulated, which then leads to uneconomic collateral liquidations on the decentralized trading platform or application. Such liquidations may be processed automatically and could have a material adverse effect on our investments and trading strategies and an adverse impact on the price of our Common Stock.

Loss or theft of private keys or breaches of our digital wallets could result in the permanent loss of our BNB and materially adversely affect our business.

Digital assets such as BNB are controllable only by the possessor of the unique private keys relating to the digital wallet in which the assets are held. Safeguarding these private keys is critical. If our private keys are lost, destroyed, stolen, or otherwise compromised, we may be unable to access some or all our BNB. Likewise, if the digital wallets used to store our BNB are hacked or otherwise breached, our assets could be diverted, and such losses may be irreversible.

Recovery of lost or stolen assets may be impossible, and remedies against custodians or service providers may be limited. Even if recourse were theoretically available, litigation or enforcement in the jurisdictions where such custodians are located may be uncertain, costly, and time-consuming. Any loss of BNB due to key mismanagement, wallet compromise, or other security failure could materially adversely affect our financial condition, results of operations, and the price of our Common Stock.

Competition from central bank digital currencies and emerging payments initiatives involving financial institutions could adversely affect the value of BNB and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, BNB and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, BNB. As a result of any of the foregoing factors, the value of BNB could decrease, which could adversely affect the Company.

For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, BNB and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of BNB to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results and the price of our Common Stock.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of BNB and adversely affect our business.

As a result of our anticipated BNB strategy, our assets are expected to be concentrated in our BNB holdings. Accordingly, the emergence or growth of digital assets other than BNB may have a material adverse effect on our financial condition. There are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the BNB network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed other major upgrades since then and may undertake additional upgrades in the future.

Other alternative digital assets that compete with BNB in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to BNB and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. On July 18, 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) was passed and signed into law of the United States, which directs for a federal regulatory framework for the issuance of “payment stablecoins” that are designed to be used as a means of payment and settlement. The GENIUS Act  proscribes a regulatory framework that would further reduce uncertainty of the legal status and treatment of “payment stablecoins” or other digital assets in general and clarify in certain instances that such digital assets would not be treated or regulated as “securities.”

The reliance on open-source code by digital asset networks exposes us to risks related to competitive networks and products built on such code, the failure of individuals to maintain that code, and discovery of security vulnerabilities that could threaten the ability of such networks to operate.

Digital asset networks are open-source projects and, although there may be an influential group of leaders in the network community, generally there is no official developer or group of developers that formally controls the digital asset network. Without guaranteed financial incentives, there may be insufficient resources to address emerging issues, upgrade security or implement necessary improvements to the network in a timely manner. If the digital asset network’s software is not properly maintained or developed, it could become vulnerable to security threats, operational inefficiencies and reduced trust, all of which could negatively impact the digital assets’ long-term viability and have a material adverse affect on our business, financial condition and results of operations and the price of our Common Stock.

The lack of legal recourse and insurance for digital assets increases the risk of total loss in the event of theft or destruction.

Digital assets that we acquire will not be insured against theft, loss or destruction. If an event occurs where we lose our digital assets, whether due to cyberattacks, fraud or other malicious activities, we may not have any viable legal recourse or ability to recover the lost assets. Unlike funds held in insured banking institutions, our digital assets would not be protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If our digital assets are lost under circumstances that render another party liable, there is no guarantee that the responsible party will have the financial resources to compensate us. As a result, we and our stockholders could face significant financial losses.

The U.S. federal income tax treatment of transactions in digital assets is unclear.

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain. Our expected operations and dealings, in or in connection with digital assets, as well as transactions in digital assets generally, could be subject to adverse tax consequences in the United States, including as a result of development of the legal regimes surrounding digital assets, and our operating results, as well as the price of digital assets, could be adversely affected thereby.

Many significant aspects of the U.S. federal income tax treatment of digital assets (including with respect to the amount, timing and character of income recognition) are uncertain. In 2014, the U.S. Internal Revenue Service (the “IRS”) released a notice (the “Notice”) discussing certain aspects of digital assets for U.S. federal income tax purposes and, in particular, stating that such digital assets (1) are “property,” (2) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (3) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. The Notice and the Ruling & FAQs, however, do not address other significant aspects of the U.S. federal income tax treatment of digital assets. We do not intend to request a ruling from the IRS on these issues, and we will take positions on these and other U.S. federal income tax issues relating to digital assets that we believe to be reasonable. There can be no assurance that the IRS will agree with the positions we take, and it is possible that the IRS will successfully challenge our positions.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for us and could have an adverse effect on the value of bitcoin or other digital assets. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that we will hold certain types of digital assets that are not within the scope of the Notice.

On November 15, 2021, former President Biden signed into law the Infrastructure Investment and Jobs Act (the “IIJA”). The IIJA implements a set of comprehensive tax information reporting rules that will apply to persons, including digital asset trading platforms and custodians, that regularly effect transfers of digital assets on behalf of other persons. In particular, these rules will require digital asset trading platforms and custodians to report certain digital asset transactions (including sales, exchanges and other transfers) effected on behalf of other persons on an annual return, in a manner similar to the current reporting rules for brokers that effect stock and other securities transactions on behalf of customers. In addition, the IIJA extends the reporting requirements for businesses that receive more than $10,000 in cash in a transaction (or related transactions) to transactions involving the receipt of digital assets with a fair market value of more than $10,000.

In July 2024, the IRS and the U.S. Department of the Treasury released final regulations to implement certain of these reporting rules (the “July final regulations”). The July final regulations’ definition of the term “broker” is broad and, in a number of respects, is unclear in scope, but generally requires custodial brokers and brokers acting as principals to perform information reporting and backup withholding functions. Under the July final regulations and a notice released contemporaneously by the IRS and the U.S. Department of the Treasury, such reporting of cost basis information and backup withholding generally will apply in respect of transactions occurring on or after January 1, 2025, but certain transitional relief may be available for transactions occurring prior to January 1, 2026. The July final regulations do not address all aspects of the IIJA information reporting regime and their application is uncertain in a number of respects, including with respect to the collection and reporting of cost basis information for digital assets and the scope of transactions subject to reporting. In December 2024, the IRS and the U.S. Department of the Treasury issued separate final regulations describing information reporting rules for non-custodial industry participants (the “December final regulations”), including the requirement to file information returns and furnish payee statements reporting gross proceeds on dispositions of digital assets effected for customers in certain sale or exchange transactions. The December final regulations were repealed on April 10, 2025, under the Congressional Review Act. Regulations repealed under the Congressional Review Act generally may not be reissued in substantially the same form, and a new rule that is substantially the same as such a rule may not be issued, unless the reissued or new rule is specifically authorized by a law subsequently enacted. The impact on the IIJA information reporting regime of the repeal of the December final regulations is unclear and there can be no assurance that the same or similar regulations will not be authorized by future law.

The effects of the IIJA reporting regime and its application to us may depend in significant part on future Congressional action and further regulatory or other guidance from the IRS and could create significant compliance burdens and uncertainties for us, and could affect the price of digital assets, which could have an adverse effect on our business, financial condition and results of operations and the price of our Common Stock.

In July 2025, President Trump’s working group on digital assets, established through Executive Order 14178 in January 2025, released a comprehensive report outlining a proposed framework for regulating digital assets. This report, titled “Strengthening American Leadership in Digital Financial Technology,” address a range of proposals on substantive changes to the tax treatment of digital assets, including (1) the classification of digital assets for tax purposes, (2) the application of wash sale rules, (3) the tax treatment of digital asset lending transactions, (4) the application of mark-to-market rules, (5) the application of the securities and commodities trading safe harbor, (6) changes to digital asset reporting requirements, and (7) the timing of income from mining and staking activities. These proposals reflect certain of the presidential administration’s priorities for further developments to the U.S. federal income taxation of digital assets. Any future changes in the tax treatment of digital assets, including legislative changes or other guidance arising from such proposals, are currently uncertain and could result in adverse tax consequences to our business and operations.

The state, local and non-U.S. tax treatment of digital assets is unclear

The taxing authorities of certain states (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. It is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future. Any future guidance on the treatment of digital assets for state or local tax purposes could result in adverse tax consequences to us and could adversely affect the price of digital assets.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital currency for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat assets. For instance, if a foreign jurisdiction with a significant share of the market of a digital assets users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat assets, such actions could result in decreased demand for digital currency in such jurisdiction, which could adversely affect the price of digital assets.

You are urged to consult your own tax advisors regarding the tax treatment of digital assets and the possible tax consequences of an investment in the Company.

Risks Related to Investing in BNB

BNB is subject to extreme price volatility, and any sustained decline in the market price of BNB could lead to substantial losses on our digital asset holdings and could adversely affect the market price of our Common Stock.

Historical prices of BNB have exhibited sudden and significant fluctuations due to shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Because digital asset trading markets are relatively new, largely unregulated, and, at times, subject to limited liquidity, BNB may experience larger or more frequent price swings than traditional asset classes and may not be complying with existing regulations. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as BNB on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. A rapid decrease in the price of BNB—whether the result of negative perception, a lack of stability in the digital asset trading platforms, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors—could materially reduce the value of any BNB we hold, force us to recognize impairment charges, trigger defaults or covenant breaches in any future financing arrangements, and depress the market price of our Common Stock.

Additionally, a significant majority of the daily BNB trading volume occurs on the Binance Exchange, which is controlled by Binance, the original distributors of BNB. Most of the BNB in circulation has been reported to be held by the founder and former controller of Binance. As a result, trading activity by these parties could have a material impact on the price and trading volume of BNB on the Binance Exchange. While Binance and its former controller have indicated that they and their respective related entities do not actively trade BNB or undertake gross or net purchasing activities to support its price or increase trading volume, publicly available information is insufficient to enable a conclusion as to whether trading activity in BNB on the Binance Exchange by such parties (or others) is occurring in compliance with the Binance Exchange’s policies and procedures or having a material impact on the price or trading volume of BNB on the Binance Exchange or other secondary markets. Further, to the Company’s knowledge, Binance and its founder are not subject to trading restrictions in respect of BNB; as such, prior conduct and indications of current intent are not necessarily indicative of actual or future trading activities by these parties. Recently, certain market participants have alleged potential manipulation of the price of BNB by the Binance Exchange. Any allegations of BNB price or volume manipulation could result in regulatory actions against such parties and/or loss of confidence in BNB, and/or Binance generally, which could negatively impact the price of our Common Stock. In addition, if Binance or its founder were to liquidate significant portions of their holdings, or if market participants perceived that such liquidations might occur, the price of BNB could be materially and adversely affected.

BNB and BNB Chain have links to, and may be controlled by, Binance and its principals.

Binance has links to BNB and BNB Chain, and Binance has historically played a major role in BNB Chain’s development. Binance typically has among the highest trading volume of BNB for any global trading platform. Users of the Binance trading platform who pay trading fees in BNB receive a trading discount, and users who maintain a certain minimum balance of BNB on Binance’s trading platform may qualify to receive additional benefits, such as additional reduced fees, lower interest rates, higher borrowing limits, and other benefits, from Binance. (Binance, Fee Schedule, https://www.binance.com/en/fee/schedule (last visited Sept. 29, 2025)). Concurrent with the launch of the Binance’s exchange in July 2017, Binance or its affiliates minted 200 million BNB tokens on the Ethereum blockchain using Ethereum’s ERC-20 functionality. These tokens were initially created for the purpose of allowing the holder of BNB to pay for fees incurred from the use of the Binance exchange, among other uses. Binance according to the Binance Exchange white paper V 1.1 (the “BNB white paper”) issued the 200 million BNB as follows: 10% (20 million BNB) to angel investors in Binance Ltd., 40% (80 million BNB) to the founding employees of Binance exchange subject to a 4 year schedule, and 50% (100 million BNB) in what the BNB white paper termed an “ICO” (an abbreviation of “Initial Coin Offering”) in exchange for Ethereum (ETH) or the equivalent Ethereum price in Bitcoin in three consecutive tranches from July 1, 2017 to July 21, 2017. Neither the Services Provider nor the Company is not aware of the precise extent that the employees, principals and angel investors of Binance and its affiliates have retained their BNB that they originally received in the BNB ICO, or what percentage of outstanding BNB is currently owned by Binance and its associated persons (following open-market purchases or otherwise), but there can be no assurance that they do not currently control a majority of outstanding BNB. If Binance and persons associated with it did in fact possess control of a majority of outstanding BNB, it would give them the corresponding ability to control validator selection via voting, and numerous other governance decisions relating to the future of BNB Chain and BNB, such as forks, future development roadmaps, scaling decisions, etc., which they could in theory choose to exercise in a way that benefits themselves or their interests. In the BNB white paper, Binance represented it would use the proceeds of the BNB ICO to develop the Binance exchange. Moreover, Binance has been responsible for operating the deflationary burning program for BNB tokens, which was a significant force in their market value. U.S. regulators have scrutinized burn mechanisms in past enforcement actions, with the Securities and Exchange Commission (the “SEC”) citing issuer-controlled burn programs as evidence of efforts to influence a cryptocurrency’s value consistent with securities characteristics. If regulators were to reach a similar conclusion regarding BNB’s burn mechanism, it could increase the likelihood that BNB would be classified as a security and subject to heightened regulatory restrictions, adversely affecting its liquidity and price.

Apart from the risks of potential centralized control, the perception that BNB Chain and BNB are associated with Binance could cause BNB’s value to be affected by developments involving or affecting Binance. For example, in 2023 the SEC filed a lawsuit against Binance, alleging, inter alia, that the offering and sale of BNB by Binance was an unregistered securities offering. The district court’s decision in SEC v. Binance Holdings Ltd. et al., 738 F.Supp.3d 20, 48-58 (D.D.C. Aug. 23, 2024), ruled that, while the SEC’s allegations regarding the manner in which Binance offered and sold BNB as part of the initial distribution of BNB were sufficient at the motion to dismiss stage, the SEC’s complaint did not include sufficient facts to support a plausible inference that any particular secondary sales of BNB satisfy the Howey test for an investment contract. In 2023, the Department of Justice, the Office of Foreign Assets Control, the Financial Crimes Enforcement Network, and the CFTC reached a series of settlements with Binance for charges involving violations of U.S. laws governing money laundering, sanctions, registration as a money services business, and registration under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”), among others. If Binance were to subject to operating restrictions or was no longer able to facilitate trading in BNB, the liquidity and market value of BNB would be negatively affected, causing our Common Stock to decline in value. If BNB were no longer able to be used for trading fee discounts on Binance, the demand for BNB would be negatively affected, which would likewise negatively impact BNB’s market value and therefore the price of our Common Stock. Likewise, negative developments, publicity, or sentiment relating to Binance or its principals could affect market demand for, and value of, BNB.

The value of our Common Stock depends on the development and acceptance of the BNB Chain. The slowing or stopping of the development or acceptance of the BNB Chain may adversely affect an investment in our Common Stock.

Digital assets such as BNB were only introduced within the past 15 years, and, upon completion of the Offering, the medium-to-long-term value of our Common Stock would subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers validators and the potential for malicious activity. BNB itself was launched only in 2017. Digital asset networks, including the BNB Chain, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because BNB is a digital asset, the price of our Common Stock would be subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

The BNB Chain, including the cryptographic and algorithmic protocols associated with the operation of the BNB Chain, has only been in existence since 2017, and BNB markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, after completion of the Offering, the following are some of the risks that could materially adversely affect our business, financial condition and results of operations and the price of our Common Stock:

•	Digital assets, including BNB, are controllable only by the possessor of both the unique public key and private key or keys relating to the BNB Chain address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

•	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the BNB Chain, would affect the ability to transfer digital assets, including BNB, and, consequently, their value.

•	The foregoing notwithstanding, the BNB Chain’s protocol is informally overseen by a collective of core developers who propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators were to adopt amendments to the BNB Chain based on the proposals of such core developers, the BNB Chain would be subject to new protocols that may adversely affect the value of BNB.

•	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the BNB Chain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

•	As the BNB Chain continues to develop and grow, certain technical issues might be uncovered and the troubleshooting and resolution of such issues requires the attention and efforts of BNB Chain’s global development community. Like all software, the BNB Chain is at risk of vulnerabilities and bugs that can potentially be exploited by malicious actors.

•	Many digital asset networks, including the BNB Chain, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the BNB Chain and the value of BNB.

•	Moreover, in the past, bugs, defects and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal blockchain network or DApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the BNB Chain or BNB as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the BNB Chain or take the treasury’s BNB, which would adversely affect the price of our Common Stock. Moreover, normal operations and functionality of the BNB Chain may be negatively affected. Such losses of functionality could lead to the BNB Chain losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for BNB. Even if another digital asset other than BNB were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the price of our Common Stock.

•	The BNB Chain is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of BNB as well as other BNB Chain protocols. The open-source nature of many digital asset network protocols, such as the protocol for the BNB Chain, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the BNB Chain does not successfully develop its policies on supply and issuance, and other major design decisions or does so in a manner that is not attractive to network participants it could lead to a decline in adoption of the BNB Chain and price of BNB.

•	Software applications running on top of the BNB Chain (often referred to as “decentralized applications” or “DApps”, whether or not decentralized in fact) and smart contract developers depend on being able to obtain BNB to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require BNB in order to pay the transaction fees needed to pay validators to execute transactions and smart contract operations. As such, they represent a significant source of demand for BNB. BNB’s price volatility (particularly where BNB prices increase), or the BNB Chain’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the BNB Chain as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the BNB Chain for other blockchain or digital asset networks or protocols for whatever reason, the price of BNB could be negatively affected.

Moreover, because digital assets, including BNB, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the Closing Date.

Digital assets represent a new and rapidly evolving industry, and the price of our Common Stock would depend on the acceptance of BNB.

The first major blockchain-based digital asset, Bitcoin, was launched in 2009. The BNB Chain launched in 2017. In general, digital asset networks, including the BNB Chain and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect our business, financial condition and results of operations and the price of our Common Stock:

•	Banks and other established financial institutions may refuse to process funds for BNB transactions; process wire transfers to or from digital asset trading platforms, BNB-related companies or service providers; or maintain accounts for persons or entities transacting in BNB. As a result, the prices of BNB are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept BNB in the future.

•	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as BNB, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

•	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the BNB Chain, any trading platforms or businesses that facilitate transactions in BNB may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

•	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement.

•	If BNB is not accepted, or the BNB Chain value proposition is not or ceases to be realized, BNB could have no value, which would have a material adverse effect on the Company and the price of its Common Stock.

If validators exit the BNB Chain, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the BNB Chain more vulnerable to a malicious actor obtaining control of a large percentage of staked BNB, which might enable them to manipulate the BNB Chain by censoring or manipulating specific transactions. If the BNB Chain suffers such an attack, the price of BNB could be negatively affected, and a loss of confidence in the BNB Chain could result. Any reduction in confidence in the transaction confirmation process or staking power of the BNB Chain may adversely affect our business, financial condition and results of operations and the price of our Common Stock.

Due to the nature of private keys, BNB transactions are irrevocable and stolen or incorrectly transferred BNB may be irretrievable. As a result, any incorrectly executed BNB transactions could adversely affect our business, financial condition and results of operations and the price of our Common Stock.

BNB transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been signed with private keys, verified and recorded in a block that is added to the BNB Chain, an incorrect transfer of cryptocurrency, such as BNB, or a theft of BNB generally will not be reversible and the Company may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Company’s BNB or other assets could be transferred from the Company’s custodial accounts in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Company is unable to successfully seek redress for such error or theft, such loss could adversely affect our business, financial condition and results of operations and the price of our Common Stock.

If a custodian’s internal procedures and controls are inadequate to safeguard the Company’s BNB holdings, and the Company’s private key(s) is (are) lost, destroyed or otherwise compromised and no backup of the private key(s) is (are) accessible, the Company will be unable to access its BNB, which could adversely affect our business, financial condition and results of operations and the price of our Common Stock. In addition, if the Company’s private key(s) is (are) misappropriated and the Company’s BNB holdings are stolen, including from or by a custodian, the Company could lose some or all of its BNB holdings, which could adversely impact our business, financial condition and results of operations and the price of our Common Stock.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 Bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Company is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Company’s BNB through error or theft, the Company will be unable to revert or otherwise recover incorrectly transferred BNB. The Company will also be unable to convert or recover its BNB transferred to uncontrolled accounts. To the extent that the Company is unable to seek redress for such error or theft, such loss could adversely affect our business, financial condition and results of operations and the price of our Common Stock.

The BNB Chain’s decentralized governance structure may negatively affect its ability to grow and respond to challenges.

The governance of decentralized networks, such as the BNB Chain, is by voluntary consensus and open competition. In other words, the BNB Chain has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the BNB Chain may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset. However, the BNB Chain would cease to operate successfully without both validators and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the BNB Chain. As a general matter, the governance of the BNB Chain generally depends on most of members of the BNB Chain community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the BNB Chain may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. The BNB Chain’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the BNB Chain or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of BNB to decline. If the BNB Chain community is unable to reach consensus in the future, it could have adverse consequences for the network or lead to a fork, which could affect the value of BNB.

We face risks relating to the potential compromise of the BNB Chain and other cryptocurrencies’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of the BNB Chain and other cryptocurrencies’ network are fundamentally dependent on the robustness of its cryptographic algorithms. BNB and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to the BNB Chain and other cryptocurrencies’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning the BNB Chain and other cryptocurrencies. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain, such as elliptic curve digital signature algorithms (ECDSA). A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the BNB Chain.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting BNB and other cryptocurrencies’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the BNB Chain and other cryptocurrencies’ ecosystems.

There can be no assurance that BNB and other cryptocurrencies’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the BNB Chain and other cryptocurrencies’ networks may face challenges in adopting such technologies at scale, particularly given their decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of BNB and other cryptocurrencies and could negatively impact our business, financial condition and results of operations and the price of our Common Stock.

Any name change and any associated rebranding initiative by the core developers of BNB may not be favorably received by the digital asset community, which could negatively impact the value of BNB, our business, financial condition and results of operations and the price of our Common Stock.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on BNB. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of BNB, our business, financial condition and results of operations and the price of our Common Stock.

Banks, financial institutions and BNB exchanges that our digital asset treasury strategy relies on, may be located outside the United States, may not be subject to U.S. regulation, and may be less reliable than U.S.-equivalents.

In connection with the implementation of our digital asset treasury strategy, as of or about the date of the Securities Purchase Agreements, the Company and/or Services Provider are expected to enter into agreements with one or more U.S. state-chartered bank or other U.S. regulated financial institution to provide custodial, trading, and exchange-access services on our behalf. These banks or financial institutions may not be subject to U.S. federal regulation. These arrangements are expected to serve as an initial setup for our digital asset and certain fiat activities, including a cash deposit account for U.S. dollars. To increase yield, our service providers may subsequently migrate a substantial portion of related fiat and digital asset custody, trading, and yield-generation activities to offshore custodians or DeFi trading platforms, including U.S. dollar deposits. In addition, our trading and yield-generation activities, whether or not our accounts are held in custody at a U.S. regulated or regulated offshore custodian, are likely to require us to transfer digital assets and fiat currency to counterparties who may be unregulated and who may located offshore. The use of such onshore unregulated or offshore custodians, banks, counterparties, and DeFi platforms, which may not be subject to U.S. regulation, would expose our assets to heightened risks, including: (i) counterparty risk and the potential insolvency of such custodians or DeFi trading platform operators, which may not be subject to capital, segregation, or supervisory requirements commensurate with those of the initial U.S. custodial, trading, and exchange-access service providers; (ii) regulatory and jurisdictional uncertainty, which could result in sudden changes to access or withdrawal rights; and (iii) increased risk of loss of, or inaccessibility to, our fiat or digital assets in the event of a custodial or bank failure, exchange freeze, government intervention or fraud. Any of these risks could materially and adversely affect our ability to safeguard our assets, reduce expected yields, and negatively impact our business, financial condition, and results of operations as well as the price of our Common Stock.

Additionally, to the extent any of the Company’s activities involving BNB are conducted on BNB trading platforms outside the United States, trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges. These factors could adversely affect the performance of the Company and its Common Stock.

Our BNB strategy may subject us to enhanced regulatory oversight.

Several spot BNB ETPs have received approval from the SEC to list their shares on a national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and will not expect to function in the manner of, a spot BNB ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our BNB holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. If we are found to have purchased any of our BNB from bad actors that have used BNB to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in BNB by us may be restricted or prohibited.

We may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our BNB holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our BNB holdings. These types of BNB -related transactions are the subject of enhanced regulatory oversight. These and any other BNB -related transactions we may enter into, beyond simply acquiring and holding BNB, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX in November 2022. The FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting BNB, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in BNB.

In addition, private actors that are wary of BNB or the regulatory concerns associated with BNB have in the past taken and may in the future take further actions that may have an adverse effect on our business, financial condition and results of operations and the market price of our Common Stock.

Regulatory changes or actions in foreign jurisdictions may affect the price of our Common Stock or restrict the use of BNB, mining activity or the operation of their networks or the global BNB markets in a manner that adversely affects our business, financial condition and results of operations and the price of our Common Stock.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the BNB Chain), the digital asset markets (including the BNB market), and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict validating activity, including by regulating or limiting manufacturers’ ability to produce or sell semiconductors or hard drives in connection with BNB mining, it would have a material adverse effect on digital asset networks (including the BNB Chain), the digital asset market, and as a result, adversely impact our business, financial condition and results of operations and the price of our Common Stock.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading and mining activities. Regulators in the Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill- suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), became law in 2023. The FSMB brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of MiCA in October 2022. MiCA came into effect in 2024, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of BNB. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change on the Company or BNB is impossible to predict, but such change could be substantial and adverse to our business, financial condition and results of operations and the price of our Common Stock.

Risks Related to Our Proposed Digital Asset Treasury Strategy

We intend to use the proceeds from the Offering to primarily purchase BNB, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements.

We intend to use the proceeds from the Offering to primarily purchase or otherwise acquire BNB and for the establishment of our digital asset treasury operations. Digital assets, such as BNB, generally are highly volatile assets, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions and regulatory announcements. In addition, digital assets do not pay interest or other returns, unless utilized in staking or financial applications, and so the ability to generate a return on investment from the proceeds of any capital raisings will principally depend on whether there is appreciation in the value of digital assets following our purchases of digital assets with the proceeds from such capital raisings. Future fluctuations in digital asset trading prices may result in our converting digital assets into cash with a value substantially below what we paid for such digital assets.

The Company has no operating history in investing in cryptocurrencies, blockchain validation services, blockchain lending services or other decentralized finance services.

The Company has no operating history in investing in cryptocurrencies, blockchain validation services, blockchain lending services, or other decentralized finance services upon which prospective and current shareholders can evaluate their anticipated performance. The Company’s new cryptocurrency strategy may not be successful, thereby affecting our business, financial condition and results of operations and the price of our Common Stock.

The success of the Company’s cryptocurrency treasury strategy will be dependent on the Services Provider.

The success of the Company’s cryptocurrency treasury strategy will be dependent upon the ability of the Services Provider to manage the Company’s cryptocurrency assets and effectively implement the Company’s investment program. The loss of the services of the Services Provider could have a material adverse effect on the Company and its cryptocurrency investments and its cryptocurrency treasury strategy.

The Services Provider has not used the investment strategies and methodologies included in the investment guidelines for the Company’s cryptocurrency strategy in connection with the management of third-party capital. There can be no assurance that the Services Provider will be successful in its management of the Company’s cryptocurrency assets, which could result in losses to the Company and a decline in the price of our Common Stock.

The Company will be dependent on Providers and their employees.

The Company will be dependent upon the counterparties and the businesses that are not controlled by the Company that provide services to the Company (the “Providers”), including the employees of the Services Provider. Examples of Providers include the Services Provider, Custodian, cryptocurrency wallet providers and operators, and legal counsel. Errors are inherent in the business and operations of any business, and although the Company will adopt measures to prevent and detect errors by, and misconduct of, its own employees as well as counterparties, and transact with counterparties and Providers it believes to be reliable, such measures may not be effective in all cases. Errors or misconduct could have a material adverse effect on the Account (as defined below) and the Company’s investments therein.

Employee misconduct, including misconduct of employees of the Services Provider may include, among others, binding the Account (as defined below) to transactions that exceed authorized limits or present unacceptable risks, unauthorized trading activities or concealing unsuccessful trading activities (which, in either case, may result in unknown and unmanaged risk or losses), and failure to adhere to policies and procedures established by the Company and/or the Services Provider, as applicable. Losses could also result from actions taken by Providers, including from the failure to recognize trades and the misappropriation of assets, including situations where Providers may act as directors, trust companies or in a similar capacity that give such Providers signing authority over certain Company assets. In addition, it is possible that employees and Providers will improperly use or disclose confidential information of the Company, which could result in litigation or serious financial harm, including limiting the Company’s business prospects. No assurance can be given that measures adopted to prevent and detect misconduct will be effective.

In addition, without any misconduct, employees and Providers may make errors that cause significant losses to the Company and its investors, including, among others, with respect to the calculation of net asset value, the handling of assets and wiring of withdrawal proceeds, the handling of personal information, the negotiation of contracts, the maintenance of data or the safeguarding of one or more of the Company’s systems.

The Company will be reliant on the performance of the Services Provider. A stockholder in the Company will likely not have any contractual claim against any Provider, including the Services Provider. The Company may, even when it is apparent that a Provider has made an error, determine not to pursue legal remedies against such Provider.

The Company’s dependence on international Providers may involve their holding of Account assets and cash in foreign jurisdictions and may involve risks of loss or other special considerations.

The Company will be dependent in part on Providers, including Providers of cryptocurrency wallets, located outside of the United States to provide services to its investments in the accounts or cryptocurrency “wallets” identified by the Company after consultation with the Services Provider (collectively, the “Account”), including investing and holding Account assets and cash in foreign jurisdictions. The holding of Account assets and cash in foreign jurisdictions may subject the Company and the Account to risks of loss or other special considerations, including, but not limited to, risks arising from nationalization, expropriation, capital controls, currency restrictions or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of the Account assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

The Company may experience counterparty risk in connection with the Offering and the proposed shift in business strategy.

The Company will be subject to the risk of the inability of any counterparty (including any custodian) to perform with respect to transactions, whether due to insolvency, bankruptcy or other circumstances. The Company will be subject to the risk that counterparties may not have access to finance, assets, and/or digital wallets at the relevant time and may fail to comply with their obligations under the relevant sale and repurchase agreements. Recent well-publicized weaknesses in certain financial institutions and vulnerabilities in crypto wallets may be indicative of increased counterparty risk. In the event of any counterparty (including a custodian) entering an insolvency procedure, the Company could experience delays in liquidating its positions and incur significant losses, including the loss of that portion of the Company’s portfolio financed through such a transaction, a decline in value of its investment and/or digital assets during the period in which the Company seeks to enforce its rights, an inability to realize any gains on its investment and/or digital assets during such period and fees and expenses incurred in enforcing its rights. During an insolvency procedure (which may last many years) the use by the Company of assets held by or on behalf of the relevant custodian or counterparty may be restricted and accordingly the ability of the Company and Services Provider to fulfil its investment objective may be severely constrained. During such a procedure, the Company is likely to be an unsecured creditor in relation to certain assets (including those in respect of which it had previously been a secured creditor) and accordingly the Company may be unable to recover such assets from the insolvent estate of the relevant custodian or counterparty in full, or at all. In addition, in the digital assets space, some counterparties (including custodians) may be located in non-U.S. jurisdictions, which have legal systems that differ from the U.S. as well as other risks relating to offshore investments or digital wallets.

Upon completion of the Offering, we will have shifted our business strategy towards a focus on BNB, and we may be unable to successfully implement this new strategy.

Upon completion of the Offering, we will have shifted our business strategy towards BNB, including potential investments in BNB, including through staking, restaking, liquid staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate BNB-related activities at the scale or profitability currently anticipated. The BNB Chain operates with a Proof-of-Staked-Authority consensus mechanism, which differs significantly from Bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support BNB and related staking activities. This also requires that we implement different security protocols, and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the SEC, with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards BNB could have a material adverse effect on our business, financial condition and results of operations and the price of our Common Stock.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as Bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of its transition to a proof-of-stake model in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the BNB Chain, and their associated digital assets - including the BNB held by the Company - have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of- work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Company’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Company’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact our business, financial condition and results of operations and the price of our Common Stock.

Our anticipated shift towards a BNB-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our anticipated shift towards a BNB-focused strategy, including staking, restaking, liquid staking, and other decentralized finance activities, would expose us to significant operational risks. BNB’s Proof-of-Staked-Authority consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the BNB ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions. It will take time to implement our proposed yield strategy in connection with our BNB and related digital asset holdings, which may limit our returns or delay our ability to realize income from our DeFi activities. During this period, our assets may remain unproductive, exposing us to opportunity costs and the risks of holding idle BNB subject to market volatility. The nature of our proposed yield strategy is unproven, and there is a risk that it will not succeed or could result in losses. Our ability to generate yield depends on the performance and stability of third-party protocols, validators, and counterparties. These strategies are novel, may lack a track record, and may be subject to unforeseen vulnerabilities, adverse market dynamics, or regulatory intervention. Failure of our yield strategy could materially adversely affect our financial condition and results of operations. The implementation of our BNB-focused strategy will be highly dependent on our Services Provider and we may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational and strategic risks could materially and adversely affect our ability to execute our BNB strategy, prevent us from realizing positive returns and severely hurt our financial condition.

Transactions using BNB require the payment of “gas fees,” which are subject to fluctuations that may result in high transaction fees.

Transactions using BNB, including purchases, sales and staking, require the payment of “gas fees” in BNB. Gas fees are payments made by the user to compensate for the computational energy required to process and validate transactions, such as purchases, sales and staking, on the BNB Chain. These fees can fluctuate and can be very expensive relative to the cost of the transaction depending upon congestion and demand on the network. If fees are high, the cost of a transaction will potentially decrease the return of the investment, which could be negative. High gas fees may also cause delays in the execution of a transaction, which could affect the preferred timing of execution and may lead to execution of a transaction during inopportune times. In addition, gas fees are paid in BNB itself, which would require that sufficient BNB balances are maintained. Future upgrades to the BNB protocol, regulatory changes, or technical issues could also adversely impact the cost of gas fees and could have a material adverse effect on our business, financial condition and results of operations and the price of our Common Stock.

There is a possibility that BNB may be classified as a “security.” If BNB is classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that BNB is a “security,” and BNB has not yet been classified with respect to the U.S. federal securities laws. Although we believe that BNB is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under applicable securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If this occurs, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances, and we could be required to register as an investment company under the Investment Company Act.

As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff as providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that BNB is not a “security” is premised, among other reasons, on our conclusion that BNB does not appear to meet certain elements of the Howey test, such as that holders of BNB do not have a reasonable expectation of profits from our efforts in respect of their holding of BNB.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that BNB, or any other digital asset we might hold, is a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties if BNB or components of the BNB Chain were determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties and other damages, and adversely affect our business, results of operations, financial condition, treasury operations and prospects. In addition, if BNB is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of BNB and in turn adversely affect our business, financial condition and results of operations and the price of our Common Stock.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

BNB and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

Shareholders of the Company do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or associated with the ownership of shares in a commodity pool afforded the protections under the Commodity Exchange Act.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging and imposes governance requirements as a check on fund management.

The Company is not a registered investment company under the Investment Company Act, and the Company and the Services Provider (as defined in the Strategic DAS Agreement) believe that the Company is not required to register under such act. Consequently, shareholders of the Company do not have the regulatory protections provided to investors in investment companies.

As defined in Section 1a(10) of the Commodity Exchange Act, as administered by the CFTC, a company would be deemed to be a commodity pool if operating for the purpose of trading, or investing in “commodity interests” The Company does not intend to invest in commodity interests. Furthermore, the Company believes that it is not a commodity pool for purposes of the Commodity Exchange Act and that the Services Provider believes that it is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the Company. Consequently, the Company’s shareholders will not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools.

The Company and the Services Provider believe that BNB, BNB Chain and the assets we intend to hold are not commodity interests. However, there is a risk that assets that the Company and the Services Provider have concluded are not commodity interests could be determined by the CFTC to be commodity interests, which could cause the Company to be deemed to be a commodity pool. If the Company was deemed to be a commodity pool, risks imposed by the Commodity Exchange Act likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, financial condition and results of operations and the price of our Common Stock.

Adverse changes in the regulatory treatment of digital assets such as BNB could materially impair the value and liquidity of our holdings and negatively impact our business, financial condition, and results of operations.

The legal and regulatory framework governing digital assets in the United States and in foreign jurisdictions is rapidly evolving and remains highly uncertain. Federal, state, and foreign regulators continue to issue new rules and take enforcement actions that directly or indirectly affect the classification, transferability, custody, and tax treatment of cryptocurrencies, including BNB. Should BNB, or the activities of any party critical to the BNB ecosystem (including exchanges, validators, custodians, or Binance itself), be deemed to violate securities, commodities, anti-money-laundering, sanctions, consumer-protection, or other applicable laws, we could become subject to significant fines, penalties, registration requirements, trading restrictions, or forced divestiture of BNB. Any such development could cause a precipitous decline in the market price of BNB, impair our ability to monetize or otherwise use our digital asset treasury, and adversely impact our business, financial condition and results of operations and the price of our Common Stock.

We will rely on third-party custodians, trading platforms, and other counterparties to acquire, secure, stake, and dispose of BNB; any failure or malfeasance by these counterparties could result in total or partial loss of our digital assets.

Our ability to implement a digital asset treasury strategy depends on the performance, solvency, and information-technology infrastructure of third-party exchanges, custodians, blockchain validators, and decentralized finance protocols. These counterparties may experience cyber-attacks, internal control failures, fraud, insolvency, or regulatory enforcement that could freeze, delay, or permanently impair access to our BNB holdings or the yield we may generate from staking or other on-chain activities. In addition, concentrated holdings of BNB by a limited number of counterparties heighten our exposure to counterparty and systemic risk. Any loss or inaccessibility of BNB held on our behalf could have a material adverse effect on our business, financial condition and results of operations and the price of our Common Stock.

We intend to use non-U.S. domiciled wallets and custodians for a portion of our holdings, and potentially for all our assets. These service providers are subject to local legal regimes, regulatory oversight, cybersecurity protections, and insolvency regimes that differ from those applicable in the U.S.  In addition, they may not qualify under specific U.S. regulatory regimes, such as meeting the definition of a “qualified custodian” under the Investment Advisers Act of 1940 and related SEC rules, which may limit the protections otherwise available to investors in respect of assets held with such custodians. Reliance on non-U.S. custodians increases our exposure to risks including reduced transparency, limited recourse in the event of a dispute, and heightened vulnerability to adverse regulatory or political developments in foreign jurisdictions. Any failure or impairment of these custodians could materially adversely affect our business, financial condition and results of operations and the price of our Common Stock.

Due to the unregulated nature and lack of transparency surrounding the operations of many BNB trading venues, BNB trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in BNB trading venues and adversely affect the value of our BNB holdings.

BNB trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many BNB trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in BNB trading venues, including prominent exchanges that handle a significant volume of BNB trading and/or are subject to regulatory oversight, in the event one or more BNB trading venues cease or pause for a prolonged period the trading of BNB or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The SEC alleged as part of its June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the BNB market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the BNB market than is commonly understood. Any actual or perceived wash trading in the BNB market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our BNB. Negative perception, a lack of stability in the broader BNB markets and the closure, temporary shutdown or operational disruption of BNB trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the BNB ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in BNB and the broader BNB ecosystem and greater volatility in the price of BNB. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of BNB and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of BNB and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. As the price of our Common Stock will be affected by the value of our BNB holdings, the failure of a major participant in the BNB ecosystem could have a material adverse effect on our business, financial condition and results of operations and the market price of our Common Stock.

Our concentration in a single digital asset would expose us to unique liquidity risks that may prevent us from converting BNB into fiat currency or other assets when desired, particularly during periods of market stress.

Our holdings will be highly concentrated in BNB with little to no investment diversity. Because the vast majority of our assets will be in BNB and BNB-related assets, the value of BNB will have a direct and highly significant impact upon the price of our Common Stock. The availability of BNB in the market is limited and it may take considerable time to acquire the amounts required to comprehensively implement our strategy. The purchase of BNB in large quantities may be subject to liquidity constraints, slippage, or delays, which could adversely affect the ability to deploy capital in a timely or cost-effective manner. If we are unable to acquire sufficient BNB, our digital asset treasury strategy may not be implemented as planned and our financial results could be negatively impacted. Liquidity in digital asset markets can quickly deteriorate in response to negative news, regulatory scrutiny, or systemic events affecting exchanges or stablecoins. In the event of a market-wide liquidity crunch, we may be unable to sell, stake, or otherwise monetize our BNB holdings at prevailing quoted prices—or at all—without significantly affecting the market price of BNB. Limited liquidity may also impair our ability to fund working-capital needs, repay indebtedness, or pursue acquisition opportunities, any of which could have a material adverse effect on our business, financial condition, and prospects and the price of our Common Stock.

Concentration of our BNB holdings across a limited number of protocols or validators may expose us to heightened counterparty and systemic risks.

We intend to purchase BNB and increase our overall holdings of BNB in the future. If we stake, restake, or otherwise deploy our BNB into a small number of validators, liquidity pools, or decentralized finance protocols, the failure, insolvency, or compromise of any one of these entities or protocols could result in the loss of a significant portion of our assets. Because many validators and DeFi protocols operate without robust regulatory oversight, transparency, or insurance protections, our exposure to operational, legal, or cybersecurity risks is heightened. Concentration of assets could amplify potential losses and materially adversely affect our business, financial condition and results of operations and the price of our Common Stock.

Our dependence on Binance and its affiliates for the health and credibility of the BNB ecosystem would subject us to material counterparty, reputational, and regulatory risks outside of our control.

Binance played a central role in the creation, issuance, and continuing promotion of BNB and remains an important driver of its adoption. BNB’s value and utility are closely tied to the continued operation, reputation, and legal standing of Binance, its original issuer and primary ecosystem driver. Any adverse developments affecting Binance—including legal, regulatory, operational, or reputational issues—could materially impair the value or liquidity of our BNB holdings. The BNB Chain’s validator structure and governance are subject to centralization concerns, with a limited number of participants exerting significant control over network operations. The health and growth of the BNB Chain ecosystem, including the success of dApps, staking, and yield-generating activities, would be critical to the Company’s business model and financial performance. Further, if Binance or its affiliates take certain actions including, without limitation, supporting potential future competitors who pursue a BNB treasury strategy, changing their burn policies and procedures or conducting burns in a manner inconsistent with their public disclosures, or refusing to sell BNB to us on acceptable terms or at all, such actions could materially and adversely affect the value of our digital asset treasury, our business, financial condition and results of operations and the price of our Common Stock.

In addition, Binance, its founder (who is reported to hold the majority of BNB in circulation) and certain affiliates of Binance have been, and may continue to be, the subjects of investigations, civil actions, or criminal proceedings in multiple jurisdictions, including the United States, the United Kingdom, Australia, Canada, Europe, Asia and Africa. These matters have involved, among other things, market manipulation, violations of anti-money laundering requirements, unregistered securities offerings, the failure to maintain adequate compliance programs and the unauthorized operation of trading platforms. As part of a settlement with U.S. regulators in November 2023, Binance agreed to pay more than $4.3 billion to U.S. regulators and to undertake extensive remedial compliance measures. Binance’s founder (who is reported to hold the majority of BNB in circulation) paid a fine of $50 million to U.S. regulators and was also sentenced to jail for four months. Additional or ongoing regulatory scrutiny of Binance, its founders or its affiliates—including related to the effectiveness of mandated remedial measures—could negatively affect public perception of BNB, constrain trading activity, and suppress the price and liquidity of BNB. Any such development could materially and adversely affect the value of our digital asset treasury and the market price of our Common Stock. Because Binance’s founder is reported to hold a majority of BNB in circulation and remains closely associated with Binance, any negative developments relating to him personally (including additional regulatory actions or restrictions) could materially impact market perception of BNB, even if such actions are not directly related to the BNB Chain.

If we are unable to raise additional capital on acceptable terms, our ability to implement and sustain a digital asset treasury strategy may be compromised.

Our strategy contemplates the discretionary purchase of BNB and related yield-generating instruments. The capital required to acquire, stake, and actively manage BNB may exceed our existing cash resources and cash flows from operations. Market conditions, our share price performance, the volatility of digital assets, and regulatory uncertainties could impair our ability to access debt or equity capital on terms acceptable to us, or at all. Failure to obtain necessary financing could force us to curtail or abandon our digital asset strategy, which could materially harm our growth prospects and the value of our securities.

Our BNB holdings are expected to be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our cryptocurrencies at favorable prices or at all. For example, a number of Bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our cryptocurrency holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, cryptocurrencies we intend to hold with our custodians and transact with our trade execution partners do not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered cryptocurrencies or otherwise generate funds using our cryptocurrency holdings, including in particular during times of market instability or when the price of BNB has declined significantly. If we are unable to sell our cryptocurrencies, enter into additional capital raising transactions using cryptocurrencies as collateral, or otherwise generate funds using our cryptocurrency holdings, or if we are forced to sell our cryptocurrencies at a significant loss, in order to meet our working capital requirements, our business, financial condition and results of operations and the price of our Common Stock could be negatively impacted.

There may be potential inconsistencies between the stated intentions and future actions of Binance and its related entities.

While Binance and its former controller have stated that they and their related entities do not actively trade BNB or engage in purchasing activities intended to support its price or increase trading volume, these statements reflect only their current intentions and plans. There can be no assurance that their future actions will remain consistent with these representations. Circumstances, business strategies, or other factors may change, and Binance or its related parties may alter their activities with respect to BNB at any time without prior notice.

Additionally, the lack of publicly available information makes it difficult to independently verify whether trading activity in BNB by these parties is occurring in accordance with the Binance Exchange’s policies and procedures, or whether such activity is materially affecting the price or trading volume of BNB on the Binance Exchange or other secondary markets. Any deviation from their stated intentions, or any undisclosed activity, could have a significant impact on the market for BNB, potentially affecting its price, trading volume, and overall market perception. As a result, investors and other market participants should be aware that there is no guarantee that Binance and its related entities will continue to act in accordance with their current statements, and any changes in their conduct could adversely affect the value and liquidity of BNB.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our proposed holdings of digital assets. Accordingly, it may be difficult to evaluate the Company’s business and future prospects, and the Company may not be able to achieve or maintain profitability in any given period.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling digital assets. The price of digital assets generally has historically been subject to dramatic price fluctuations and is highly volatile. We will need to perform an analysis each quarter to identify whether events or changes in circumstances indicate that our digital assets are impaired. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

Digital asset lending arrangements may expose us to risks of borrower default, operational failures and cybersecurity threats.

We may generate income through lending of digital assets, which carries significant risks. The volatility of such digital assets increases the likelihood that borrowers may default due to market downturns, liquidity crises, fraud or other financial distress. These lending transactions may be unsecured, and so may be subordinated to secured debt of the borrower. If a borrower becomes insolvent, we may be unable to recover the loaned BNB, leading to substantial financial losses.

Additionally, digital asset lending platforms are vulnerable to operational and cybersecurity risks. Technical failures, software bugs or system outages could disrupt lending activities, delay transactions or result in inaccurate record-keeping. Cybersecurity threats, including hacking, phishing and other malicious attacks, pose further risks, potentially leading to the loss, theft or misappropriation of our loaned BNB. A successful cyberattack or security breach could materially and adversely impact our financial position, reputation and ability to conduct future lending activities.

We will be subject to significant competition in the growing digital asset industry and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Following the launch of the Company’s proposed digital asset treasury strategy, the Company will operate in a competitive environment and will compete against other companies and other entities with similar strategies, including companies with significant holdings in BNB and other digital assets, and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Our proposed digital asset treasury strategy may involve the borrowing of or investing in stablecoins and the recently enacted GENIUS Act creates a new federal regulatory framework for stablecoins in the U.S. and its implementation could materially impact such borrowing or investing.

In July 2025, the United States enacted the GENIUS Act, which provides for the creation of the first comprehensive federal regime for the issuance, custody, and use of payment stablecoins. This law applies to key aspects of stablecoin programs, including state and federal licensing of issuers, reserve composition and management, redemption rights, disclosures, and ongoing regulatory supervision. While the GENIUS Act has been signed into law, it will not become effective until the earlier of January 18, 2027 or 120 days after the primary federal payment stablecoin regulators issue any final regulations implementing the GENIUS Act. Specifically, among many other provisions, the GENIUS Act defines “payment stablecoin”, prohibits issuance of payment stablecoins in the United States by anyone other than a permitted stablecoin issuer (“PPSI”), outlines a comprehensive regulatory regime for PPSIs, generally prohibits PPSIs from paying interest on the payment stablecoins they issue, excludes payment stablecoins issued by a PPSI from the definition of “security” under the U.S. federal securities laws and limits the reserve assets permissible for payment stablecoins. Accordingly, the impact of these legal and regulatory changes will depend in part on how the GENIUS Act is implemented through rulemaking by U.S. regulators. Therefore, while a consistent federal framework could increase institutional and consumer confidence in stablecoins over time, the scope, timing, and substance of implementing the associated regulations and supervisory practices remain uncertain. Compliance may require us to make significant changes to our proposed digital asset treasury strategy and our related borrowing of or investing in third-party stablecoins. These changes could increase our legal, compliance, operational, and technology costs, limit the types of stablecoins we can borrow or invest, restrict our ability to partner with certain issuers, or require modification or discontinuation of certain aspects of our proposed digital asset treasury strategy.

If restrictions are imposed that materially limit our stablecoin borrowing and investing activities, we may need to seek alternative regulatory pathways that could be more costly, time-consuming, or commercially impractical, or that could require limiting or discontinuing the borrowing of or investing in certain stablecoin-related products. We may incur significant costs in connection with complying with any legal and regulatory changes implemented in connection with the GENIUS Act. Any failure, or perceived failure, to comply with the GENIUS Act or related regulations could result in enforcement actions, monetary penalties, heightened supervisory scrutiny, or reputational harm. Any of these outcomes could materially and adversely affect our business, operating results, financial condition, and prospects.

In addition, the GENIUS Act may also affect the competitive landscape for stablecoins. For example, the additional legal and regulatory clarity provided by the GENIUS Act may have the effect of encouraging new entrants that may compete with us. Any potential changes to the competitive landscape and their effect on us are complex and cannot be predicted with certainty at this time.

Instability in other stablecoins could reduce trust in the stablecoins we borrow or invest, leading to operational and reputational challenges.

Instability or failure of major stablecoins, such as USDT, could trigger a broader loss of confidence in the stablecoin ecosystem, including stablecoins we borrow or invest. Such general loss of confidence in stablecoins could lead to increased redemption demands and operational challenges as market participants seek to exit stablecoin positions. Even if the stablecoins we borrow or invest remain fundamentally sound, market-wide distrust could reduce their usage, impair their value and disrupt our borrowing, investing or trading services as they relate to stablecoins. This could result in financial losses, client disputes, regulatory scrutiny and reputational damage. Our inability to mitigate the effects of a general loss of confidence in stablecoins could materially and adversely affect our business, operating results, financial condition and the price of our Common Stock.

Trust Units we receive in payment for our securities may have limited liquidity.

If the Company enters into a securities purchase agreement providing for the payment to the Company in trust units of a trust holding BNB (the “Trust Units”). The Company, as a holder of Trust Units may not be able to transfer or assign its Trust Units other than in limited circumstances. The Trust Units are quoted in the over-the-counter market, but trading volume may be very limited. In addition, as a holder of Trust Units, the Company has no rights to force the liquidation of the trust and receive the underlying BNB. Therefore, the Trust Units are likely to be illiquid and the Company, as the holder of Trust Units, would have limited ability to realize their value.

The Tax Treatment of the Trust Units is uncertain.

If the Company receives Trust Units as payment under a securities purchase agreement in the private placement offering, the Company will not provide tax advice with respect to the tax treatment of a purchaser’s exchange of Trust Units for our securities. The tax treatment of the purchaser’s exchange of Trust Units for our securities and of the Trust Units is uncertain. Purchasers in the private placement offering should seek their own counsel with respect to tax matters.

Risks Related to the Services Provider and its Affiliates

We and our Services Provider will rely on technical infrastructure to manage our digital asset holdings and technical changes, software upgrades, soft or hard forks, cybersecurity incidents, or other changes to the underlying blockchain network of such infrastructure could adversely impact our business, financial condition and results of operations and the price of our Common Stock.

In order to support our digital asset holdings, our Services Provider will need to successfully manage and adapt its technical infrastructure to manage our digital assets and the Strategic Advisor will need to engage in a variety of front and back-end technical and development work to integrate the technical infrastructure of our digital asset holdings with our existing technical infrastructure. For certain digital assets, a significant amount of development work is required and there is no guarantee that we will be able to integrate successfully with any existing or future digital asset or in a timely manner. In addition, such integration may introduce software errors or weaknesses into our technical infrastructure. Even if such integration is initially successful, any number of technical changes, software upgrades, soft or hardforks, cybersecurity incidents, or other changes to the underlying blockchain network may occur from time to time, causing incompatibility, technical issues, disruptions, or security weaknesses to our technical infrastructure and the technical infrastructure of our Services Provider. If we and/or our Services Provider, as applicable, are unable to identify, troubleshoot and resolve any such issues successfully, we and/or our Services Provider may no longer be able to support our digital asset holdings, and our technical infrastructure may be affected, all of which could adversely impact our business, financial condition and results of operations and the price of our Common Stock.

An executive of the Services Provider was a party to litigation and counter defamation claims.

Patrick Horsman, a founder and director of the Services Provider, is a defendant in a litigation captioned Lev. v. Horsman, Dreyer, Schiff, Integrated Ag XI LLC, et al. (Case No. CV2020-012256, filed October 2, 2020, Maricopa County, Arizona), stemming from the 2019 collapse of the CBD industry, which was triggered by the FDA’s non-recognition of CBD as “Generally Recognized as Safe” (GRAS), which led to an approximately 95% drop in CBD prices. The complaint was filed on behalf of one accredited investor that had invested in Integrated CBD (“ICBD”), a company in the CBD industry of which Mr. Horsman was a co-founder and executive. As a result of the collapse, ICBD and its competitors went out of business. Additionally, Mr. Horsman faced frivolous whistleblower complaints to the SEC, Financial Industry Regulatory Authority, Inc. (“FINRA”), CFA Institute, and the Arizona Corporation Commission (“ACC”), all of which (except the pending recent ACC matter) concluded with no findings of wrongdoing, as confirmed by written regulator letters (available on request). Mr. Horsman has filed 2 defamation lawsuits against the investor in Arizona state court and Florida federal court, citing the investor’s prior defamation judgment for similar conduct and his continued defamation campaign. No other managers or principals of the Services Provider are involved in this litigation. These matters may pose reputational and financial risks to the Services Provider, and by extension, to the Company.

A principal of the Services Provider has been the subject of regulatory actions with FINRA.

A principal of the Services Provider has previously been associated with registered broker dealers. Their FINRA BrokerCheck report discloses regulatory violations with reported monetary sanctions and temporary suspension, including a violation of the FINRA rule prohibiting a person associated with a FINRA member from purchasing a new issue in any account in which such person associated with a member has a beneficial interest. In connection with the violation, without admitting or denying the findings, the principal submitted a Letter of Acceptance, Wavier & Consent (the “AWC”), which FINRA accepted on March 1, 2017.

To the extent any action would be taken against such principal in connection with the AWC or the pending civil court action, or a future and presently unknown action, our Services Provider could be adversely affected which could affect our business, financial condition and results of operations and the price of our Common Stock.

41